Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2018

•	Assets under management ends the second quarter at $36.9 billion.
•	Q2 2018 revenue increases 12 percent to $38.3 million from Q2 2017.
•	Q2 2018 GAAP diluted earnings per share increases 33 percent to $0.20 from Q2 2017.
•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, July 23, 2018 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and six months ended June 30, 2018 and 2017 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended June 30,
	2018	2017
	(unaudited)
Basic Net Income	$3,472	$2,629
Basic Earnings Per Share	$0.20	$0.15

Diluted Net Income	$14,020	$10,458
Diluted Earnings Per Share	$0.20	$0.15

	GAAP Basis
	For the Six Months Ended June 30,
	2018	2017
	(unaudited)
Basic Net Income	$6,995	$4,965
Basic Earnings Per Share	$0.39	$0.29

Diluted Net Income	$28,248	$19,190
Diluted Earnings Per Share	$0.39	$0.27

GAAP diluted net income and GAAP diluted earnings per share were $14.0 million and $0.20 respectively, for the three months ended June 30, 2018, and $10.5 million and $0.15, respectively, for the three months ended June 30, 2017. GAAP diluted net income and GAAP diluted earnings per share were $28.2 million and $0.39, respectively, for the six months ended June 30, 2018, and $19.2 million and $0.27, respectively, for the six months ended June 30, 2017.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and six months ended June 30, 2018 and 2017, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.

Net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

In December 2017, the Company changed the classification of assets under management ("AUM") to better reflect the composition of its client base. The Company now groups its assets into three categories: Separately Managed Accounts, Sub-Advised Accounts, and Pzena Funds, which better illustrate the characteristics inherent in its client relationships. Historical data has been reclassified for all periods presented and did not impact reported totals of AUM.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Separately Managed Accounts
Assets
Beginning of Period	$14.6	$15.0	$13.0	$13.8	$10.5
Inflows	0.3	0.4	0.5	1.2	2.2
Outflows	(0.8)	(0.6)	(0.2)	(2.2)	(2.0)
Net Flows	(0.5)	(0.2)	0.3	(1.0)	0.2
Market Appreciation/(Depreciation)	(0.3)	(0.2)	0.5	1.0	3.1
End of Period	$13.8	$14.6	$13.8	$13.8	$13.8

Sub-Advised Accounts
Assets
Beginning of Period Assets	$21.3	$21.8	$17.6	$18.2	$13.9
Inflows	0.7	0.6	0.6	3.3	2.9
Outflows	(0.5)	(0.7)	(0.4)	(2.2)	(2.7)
Net Flows	0.2	(0.1)	0.2	1.1	0.2
Market Appreciation/(Depreciation)	(0.3)	(0.4)	0.4	1.9	4.1
End of Period	$21.2	$21.3	$18.2	$21.2	$18.2

Pzena Funds
Assets
Beginning of Period Assets	$1.8	$1.7	$1.4	$1.5	$1.0
Inflows	0.2	0.1	—	0.7	0.3
Outflows	(0.1)	—	—	(0.3)	(0.2)
Net Flows	0.1	0.1	—	0.4	0.1
Market Appreciation/(Depreciation)	—	—	0.1	—	0.4
End of Period	$1.9	$1.8	$1.5	$1.9	$1.5

Total
Assets
Beginning of Period	$37.7	$38.5	$32.0	$33.5	$25.4
Inflows	1.2	1.1	1.1	5.2	5.4
Outflows	(1.4)	(1.3)	(0.6)	(4.7)	(4.9)
Net Flows	(0.2)	(0.2)	0.5	0.5	0.5
Market Appreciation/(Depreciation)	(0.6)	(0.6)	1.0	2.9	7.6
End of Period	$36.9	$37.7	$33.5	$36.9	$33.5

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Separately Managed Accounts	$19,160	$20,082	$18,607
Sub-Advised Accounts	16,256	16,451	13,132
Pzena Funds	2,932	2,719	2,374
Total	$38,348	$39,252	$34,113

		For the Six Months Ended
		June 30,	June 30,
		2018	2017
Separately Managed Accounts		$39,242	$36,247
Sub-Advised Accounts		32,707	25,365
Pzena Funds		5,651	4,545
Total		$77,600	$66,157

Revenue was $38.3 million for the second quarter of 2018, a decrease of 2.3% from $39.3 million for the first quarter of 2018 and an increase of 12.4% from $34.1 million for the second quarter of 2017.

Included in these amounts for the second quarter of 2018 were performance fees recognized of $0.9 million, compared to $0.9 million for the first quarter of 2018, and an increase from $0.4 million for the second quarter of 2017.

Average assets under management for the second quarter of 2018 were $37.7 billion, decreasing 2.8% from $38.8 billion for the first quarter of 2018, and increasing 15.3% from $32.7 billion for the second quarter of 2017.  The decrease from the first quarter of 2018 primarily reflects market depreciation and net outflows during the second quarter of 2018.  The increase from the second quarter of 2017 primarily reflects market appreciation and net inflows.

The weighted average fee rate was 0.407% for the second quarter of 2018, increasing from 0.405% for the first quarter of 2018, and decreasing from 0.417% for the second quarter of 2017.

The weighted average fee rate for separately managed accounts was 0.535% for the second quarter of 2018, compared to 0.534% for the first quarter of 2018 and 0.555% for the second quarter of 2017.  The decrease from the second quarter of 2017 reflects a decrease in assets in our Focused Value strategies that generally carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.303% for the second quarter of 2018, compared to 0.300% for the first quarter of 2018 and 0.294% for the second quarter of 2017.  The increase from the second quarter of 2017 reflects an increase in performance fees recognized.

The weighted average fee rate for Pzena funds was 0.624% for the second quarter of 2018, increasing from 0.599% for the first quarter of 2018, and decreasing from 0.666% for the second quarter of 2017. The decrease from the second quarter of 2017 reflects the adoption of the new revenue recognition standard, which requires fund expense cap reimbursements to be presented net against revenue. The Company adopted the new revenue recognition standard as of January 1, 2018 using a modified retrospective approach, and thus prior periods have not been restated. Excluding the impact of the revenue recognition presentation change, the weighted average fee rate for Pzena funds was 0.676% for the second quarter of 2018, increasing from 0.660% for the first quarter of 2018 and from 0.666% for the second quarter of 2017 which reflects an increase in assets in strategies that generally carry higher fee rates.

Total operating expenses were $18.6 million for the second quarter of 2018, decreasing from $19.3 million for the first quarter of 2018 and increasing from $17.5 million for the second quarter of 2017.  The decrease in operating expenses from the first quarter of 2018 primarily reflects a decrease in compensation and benefits expense, partially offset by an increase in general and administrative costs during the second quarter of 2018.  First quarter 2018 compensation expenses included expenses associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year. The increase in general and administrative costs from the first quarter of 2018 reflects an increase in business activities.  The increase in operating expenses from the second quarter of 2017 reflects an increase in compensation and benefits expense due to an increase in compensation rates, as well as an increase in general and administrative costs due to an increase in business activities.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Compensation and Benefits Expense	$15,224	$16,174	$14,296
General and Administrative Expense	3,379	3,155	3,198
Operating Expenses	$18,603	$19,329	$17,494

		For the Six Months Ended
		June 30,	June 30,
		2018	2017
Compensation and Benefits Expense		$31,398	$29,918
General and Administrative Expense		6,534	6,523
Operating Expenses		$37,932	$36,441

As of June 30, 2018, employee headcount was 108, up from 105 at March 31, 2018 and 106 at June 30, 2017.

The operating margin was 51.5% for the second quarter of 2018, compared to 50.8% for the first quarter of 2018, and 48.7% for the second quarter of 2017.

Other (expense)/ income was an expense of approximately $0.2 million for the second quarter of 2018, an expense of $0.1 million for the first quarter of 2018, and income $0.7 million for the second quarter of 2017.  Other (expense)/ income includes a portion of (losses)/ gains and other investment income associated with the investments of outside interests, which are offset in net income attributable to non-controlling interests.

Excluding the outside interests of the Company's investment partnerships, other (expense)/ income was an expense of approximately $0.2 million for the second quarter of 2018, and an expense of $0.1 million for first quarter of 2018, and income of $0.6 for the second quarter of 2017.  Other (expense)/ income primarily reflects the fluctuations in the (losses)/ gains and other investment income recognized by the Company on its direct investments, the majority of which are held to satisfy obligations under its deferred compensation plan, as well as those recognized by external investors on their investments in investment partnerships that the Company consolidates.  Details of other (expense)/ income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Net Interest and Dividend Income	$125	$98	$117
(Losses)/ Gains and Other Investment Income	(327)	(163)	517
Other (Expense)/ Income	(10)	15	109
GAAP Other (Expense)/ Income	(212)	(50)	743
Outside Interests of Investment Partnerships[1]	33	(30)	(107)
Non-GAAP Other (Expense)/ Income, Net of Outside Interests	$(179)	$(80)	$636

		For the Six Months Ended
		June 30,	June 30,
		2018	2017
Net Interest and Dividend Income		$223	$218
(Losses)/ Gains and Other Investment Income		(490)	1,748
Other Income/ (Expense)		5	132
GAAP Other (Expense)/ Income		(262)	2,098
Outside Interests of Investment Partnerships[1]		3	(377)
Non-GAAP Other (Expense)/ Income, Net of Outside Interests		$(259)	$1,721

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $2.2 million for the second and first quarters of 2018, as well as the second quarter of 2017.  Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Corporate Income Tax Expense	$1,338	$1,469	$1,569
Unincorporated and Other Business Tax Expense	838	738	672
Income Tax Expense	$2,176	$2,207	$2,241

		For the Six Months Ended
		June 30,	June 30,
		2018	2017
Corporate Income Tax Expense		$2,807	$2,667
Unincorporated and Other Business Tax Expense		1,576	1,300
Income Tax Expense		$4,383	$3,967

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Operating Company Allocation	$13,918	$14,113	$12,385
Outside Interests of Investment Partnerships[1]	(33)	30	107
GAAP Net Income Attributable to Non-Controlling Interests	$13,885	$14,143	$12,492

		For the Six Months Ended
		June 30,	June 30,
		2018	2017
Operating Company Allocation		$28,031	$22,505
Outside Interests of Investment Partnerships[1]		(3)	377
GAAP Net Income Attributable to Non-Controlling Interests		$28,028	$22,882

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On July 17, 2018, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       August 3, 2018

Payment Date:    August 27, 2018

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.51 per share of its Class A common stock.

Second Quarter 2018 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Monday, July 23, 2018.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through August 6, 2018, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2018 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash	$52,541	$63,414
Restricted Cash	1,024	1,017
Due from Broker	698	1,875
Advisory Fees Receivable	33,651	32,531
Investments	20,895	21,737
Prepaid Expenses and Other Assets	3,264	2,575
Deferred Tax Asset	36,955	39,639
Property and Equipment, Net of Accumulated
Depreciation of $3,559 and $3,063, respectively	5,789	6,259
TOTAL ASSETS	$154,817	$169,047

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$22,910	$31,983
Due to Broker	475	144
Liability to Selling and Converting Shareholders	36,441	36,441
Deferred Compensation Liability	2,347	918
Other Liabilities	289	272
TOTAL LIABILITIES	62,462	69,758

Equity:
Total Pzena Investment Management, Inc.'s Equity	27,976	32,304
Non-Controlling Interests	64,379	66,985
TOTAL EQUITY	92,355	99,289
TOTAL LIABILITIES AND EQUITY	$154,817	$169,047

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUE	$38,348	$34,113	$77,600	$66,157

EXPENSES
Compensation and Benefits Expense	15,224	14,296	31,398	29,918
General and Administrative Expense	3,379	3,198	6,534	6,523
TOTAL OPERATING EXPENSES	18,603	17,494	37,932	36,441
Operating Income	19,745	16,619	39,668	29,716

Other (Expense)/ Income	(212)	743	(262)	2,098

Income Before Taxes	19,533	17,362	39,406	31,814

Income Tax Expense	2,176	2,241	4,383	3,967
Consolidated Net Income	17,357	15,121	35,023	27,847

Less: Net Income Attributable to Non-Controlling Interests	13,885	12,492	28,028	22,882

Net Income Attributable to Pzena Investment Management, Inc.	$3,472	$2,629	$6,995	$4,965

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$3,472	$2,629	$6,995	$4,965
Basic Earnings per Share	$0.20	$0.15	$0.39	$0.29
Basic Weighted Average Shares Outstanding	17,759,396	17,314,218	17,886,675	17,337,556

Net Income for Diluted Earnings per Share	$14,020	$10,458	$28,248	$19,190
Diluted Earnings per Share	$0.20	$0.15	$0.39	$0.27
Diluted Weighted Average Shares Outstanding	71,773,989	70,661,596	72,045,221	70,777,295